As filed with the Securities and Exchange Commission on July 11, 2007
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            Sterling Exploration Inc.
                 (Name of Small Business Issuer in Its Charter)

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
          NEVADA                                   1000                               N/A
(State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)
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     388 Drake Street, Suite 2703
     Vancouver BC, Canada V6B 6A8                            (604) 253-6695
(Address of Principal Executive Offices)                (Telephone & Fax Number)

       Val-U-Corp Services, Inc.
     1802 N. Carson St., Suite 212
        Carson City, NV 89701                (800) 555-9141       (775) 887-0738
(Name and Address of Agent for Service)    (Telephone Number)      (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (2)      Price (3)        Fee (1)
--------------------------------------------------------------------------------
Common Stock
Shares              5,055,000           $0.10         $505,500          $15.52
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The average price paid for the currently issued and outstanding common stock was $0.01 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                            STERLING EXPLORATION INC.
               5,055,000 SHARES OF COMMON STOCK AT $.10 PER SHARE

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Sterling Exploration Inc. will not receive any proceeds from the sale of shares by the selling shareholders.

Our common stock is presently not traded on any market or securities exchange.

The sales price to the public was set by the selling shareholders at $0.10 per share for a total of $505,000. The price of $0.10 per share is a fixed price until the shares are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS, INCLUDING THE QUESTION AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN AND OUR NEED TO RAISE OPERATING CAPITAL. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 4.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY                                                                     3
OFFERING                                                                    3
RISK FACTORS                                                                4
FORWARD LOOKING STATEMENTS                                                  6
USE OF PROCEEDS                                                             7
DETERMINATION OF OFFERING PRICE                                             7
DIVIDEND POLICY                                                             7
SELLING SHAREHOLDERS                                                        7
PLAN OF DISTRIBUTION                                                        9
LEGAL PROCEEDINGS                                                          10
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             11
DESCRIPTION OF SECURITIES                                                  12
INTEREST OF NAMED EXPERTS AND COUNSEL                                      12
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                           13
ORGANIZATION WITHIN LAST FIVE YEARS                                        13
DESCRIPTION OF OUR BUSINESS                                                13
     Glossary                                                              14
     General Information                                                   14
     Competition                                                           18
     Compliance with Government Regulation                                 18
     Patents and Trademarks                                                19
     Need for Any government Approval of Principal Products                19
     Research and Development Activities                                   19
     Employees and Employment Agreements                                   19
     Reports to Security Holders                                           19
PLAN OF OPERATION                                                          20
DESCRIPTION OF PROPERTY                                                    25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   25
EXECUTIVE COMPENSATION                                                     27
FINANCIAL STATEMENTS                                                       27
CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS                                27

                                     SUMMARY

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this registration statement. In this document, unless the context otherwise denotes, references to "we", "us", "our", "Sterling" and "Sterling Exploration" are to Sterling Exploration Inc.

Sterling Exploration Inc. was incorporated in Nevada on August 18, 2003 to engage in the acquisition, exploration and development of natural resource properties. We are an exploration stage company with no revenues and limited operating history. The principal executive offices are located at 388 Drake Street, Suite 2703, Vancouver, BC Canada V6B 6A8. The telephone number is
(604)253-6695.

We received our initial funding of $3,000 through the sale of common stock to our director in October, 2004 (3,000,000 shares at $0.001 for $3,000). From the period of September, 2003 through October, 2003 we offered and sold to 7 non-affiliated investors 3,500,000 shares at $0.001 for $3,500. In October 2004 we offered and sold 1,050,000 common stock shares at $0.01 per share to 7 non-affiliated private investors for proceeds of $10,500. In December 2004 we offered and sold 450,000 common stock shares at $0.01 per share to 3 non-affiliated private investors for proceeds of $4,500. In January 2005 we offered and sold 55,000 common stock shares at $0.10 per share to 11 non-affiliated private investors for proceeds of $5,500.

From inception until the date of this filing we have had limited operating activities. Our financial statements for the period ended March 31, 2007 report no revenues and a net loss of $18,682. Our independent auditors have issued an audit opinion for Sterling Exploration which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our mineral claim has been staked and we hired a professional geologist to prepare a geological report. We have not yet commenced any exploration activities on the claim. Our property, known as the Railway Prospect Property, may not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production.

OFFERING

Securities Being Offered      Up to 5,055,000 shares of common stock. The
                              securities being offered are those of the existing shareholders only.

Price per share               $0.10 as determined by the selling shareholders.
                              The price of $0.10 per share is a fixed price until the securities are listed on the OTC
                              Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

Securities Issued
and Outstanding               8,055,000 shares of common stock were issued and
                              outstanding as of the date of this prospectus.

Use of Proceeds               We will not receive any proceeds from the sale of
                              the common stock by the selling shareholders.

Plan of Distribution          We are unaware of the nature and timing of any
                              future sales of our common stock by existing security shareholders.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe to be all the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIM. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We have not yet commenced exploration on the Railway Prospect Property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on August 18, 2003 and to date have been involved primarily in organizational activities and the acquisition of the mineral claim. We have not earned any revenues as of the date of this registration statement. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development and production of minerals from the claim, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR STERLING EXPLORATION INC. WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

     As described in Note 1 of our accompanying financial statements, our lack of operations and any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

     Our management has no professional training or technical credentials in the field of geology. As a result, they may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN BODIES OF ORE RESULTING IN ANY FUNDS SPENT ON EXPLORATION BEING LOST.

     There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of minerals. We have a geological report and the claim has been staked per British Columbia regulations. However; there is the possibility that our claim does not contain any reserves, resulting in any funds spent on exploration being lost.

BECAUSE WE HAVE NOT SURVEYED THE CLAIM, WE MAY DISCOVER MINERALIZATION ON THE CLAIM THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

     While we have conducted a mineral claim title search, this should not be construed as a guarantee of claim boundaries. Until the claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

     If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claim into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose any investment you make in this offering.

IF ACCESS TO OUR MINERAL CLAIM IS RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

     It is possible that snow or rain could cause the mining roads providing access to our claim to become impassable. The area where the claim is located experiences significant precipitation, most of it snow in the wintertime. Winters generally last from November through mid-March. If the roads are impassable we would be delayed in our exploration timetable.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

     There are several governmental regulations that materially restrict mineral claim exploration and development. Under Canadian mining law, engaging in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our initial exploration phase, if we identify exploitable minerals and proceed to excavation operations on the claim, we will incur regulatory compliance costs based upon the size and scope of our operations. In addition, new regulations could increase our costs of doing business and prevent us from exploring for and the exploitation of ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR CURRENT OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

     Ms. Wigen, our sole officer and director, currently devotes approximately 5 hours per week providing management services to us. While she presently possesses adequate time to attend to our interests, it is possible that the demands on her from her other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR SECURITIES. WE HAVE NO CURRENT PUBLIC OFFERING AND NO PROPOSED PUBLIC OFFERING OF OUR EQUITY. AS OUR STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

     We are not registered on any public stock exchange; however, we plan to contact a market maker to obtain a listing for trading on the OTC Electronic Bulletin Board. We do not know when we will be able to contact the market maker, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     Our shares are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for our shareholders to resell any shares, if at all.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

     We plan to contact a market maker immediately following the effectiveness of this registration statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require cash to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to remain in compliance it may be difficult for our shareholders to resell any shares, if at all.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The shareholders set the offering price of the common stock at $0.10 per share. The shareholders arbitrarily set the offering price based upon their collective judgment as to a price per share they were willing to accept. The price of $0.10 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 5,055,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

     1. 3,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on October 30, 2003;
     2. 1,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on December 7, 2004;
     3. 55,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 27, 2005;

The following table provides as of the date of this registration statement, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   The number of shares owned by each prior to this offering;
     2.   The total number of shares that are to be offered for each;
     3. The total number of shares that will be owned by each upon completion of the offering;
     4.   The percentage owned by each; and
     5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 8,055,000 shares outstanding as of the date of this prospectus.

                              Shares        Total of        Total        Percent
                           Owned Prior       Shares         Shares        Owned
     Name of                 To This         Offered         After        After
Selling Shareholder         Offering        For Sale       Offering     Offering
-------------------         --------        --------       --------     --------
Tricia Bradshaw             500,000          500,000           0            0
Brenda Bryan                500,000          500,000           0            0
Derek Cain                    5,000            5,000           0            0
Suzanne Daley               500,000          500,000           0            0
Edmond Fillian              150,000          150,000           0            0
Tom Friday                    5,000            5,000           0            0
Peter Girges                150,000          150,000           0            0
M. David Griffiths            5,000            5,000           0            0
Amber Harris                  5,000            5,000           0            0
Jeffrey Lee Harris            5,000            5,000           0            0
Wally Henderson             100,000          100,000           0            0
Trevor Herrmann               5,000            5,000           0            0
Karen Holness               500,000          500,000           0            0
Kiara Hunter                500,000          500,000           0            0
Jim Karountzos              150,000          150,000           0            0
Albert King                   5,000            5,000           0            0
Mark Kinskofer                5,000            5,000           0            0
Taras Kostyuk               150,000          150,000           0            0
Robin Lucas                   5,000            5,000           0            0
Garth Ludwar                150,000          150,000           0            0
Joanne McCord               500,000          500,000           0            0
Fabian Murphy               150,000          150,000           0            0
Ron Oliver                  150,000          150,000           0            0
Allan Quattrin              150,000          150,000           0            0
Rita Rea                      5,000            5,000           0            0
Jack Schwartz               150,000          150,000           0            0
Katharine Verge               5,000            5,000           0            0
Retia Wigen(1)              150,000          150,000           0            0
Cheryl N. Worobetz          500,000          500,000           0            0

----------
(1) Retia Wigen is the mother of our officer and director, Lynn Wigen.

To our knowledge, none of the selling shareholders:

     1. Has had a material relationship with Sterling Exploration other than as a shareholder as noted above at any time within the past three years;
     2.   Has ever been an officer or director of Sterling Exploration; or
     3.   Are broker-dealers or affiliated with broker-dealers.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. Such sales may occur in private transactions arranged by each selling shareholder in accordance with resale exemptions in applicable jurisdictions or through the facilities of the OTC Bulletin Board, if we successfully obtain a quotation for our stock, of which there is no guarantee.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

The shareholders arbitrarily set the offering price based upon their collective judgment as to a price per share they were willing to accept. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $10,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     1. contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     2. contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
     3. contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     4. contains a toll-free telephone number for inquiries on disciplinary actions;
     5. defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     6. contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

     1.   with bid and offer quotations for the penny stock;
     2. details of the compensation of the broker-dealer and its salesperson in the transaction;
     3. the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     4. monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                                LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

            DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSONS

The sole officer and director of Sterling Exploration Inc., whose one year terms will expire on 09/01/07, or at such a time as their successor(s) shall be elected and qualified are as follows:

Name & Address             Age      Position   Date First Elected   Term Expires
--------------             ---      --------   ------------------   ------------
Lynn Wigen                 43      President,        8/21/03           09/01/07
2703-388 Drake Street              Secretary,
Vancouver BC                       Treasurer,
Canada V6B 6A8                     CFO, CEO &
                                   Director

The person named above is a promoter of Sterling Exploration Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Our director currently devotes as much time as the board of directors deems necessary to manage the affairs of the company.

Our officer and director has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

She has not been convicted in any criminal proceeding (excluding traffic violations) and is not the subject of a criminal proceeding which is currently pending.

RESUME

LYNN WIGEN has been President, CEO, Treasurer, CFO, Secretary and Director of the Sterling Exploration since inception.

From 2000 to the present she has been president of LW Investments, Inc., acting as a private lender for first trust deed mortgages. She has completed several property developments, land subdivisions and house renovations. She acts as an onsite general contractor for all projects and has been contracted to design and furnish several homes.

From May 1996 to the present she has been a partner in Wynndel Box and Lumber, a sawmill and logging operation located in Creston, BC.

From 1996 - 2003 she owned and managed Legends Grill and Tap Room, a restaurant and bar located in Vancouver, BC.

1981 Graduate of Prince Charles High School, Creston, B.C., Canada.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Sterling Exploration Inc. voting securities by officer, director and major shareholder as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

         Name of                         No. of            Percentage
     Beneficial Owner(1)                 Shares           of Ownership:
     -------------------                 ------           -------------
     Lynn Wigen                        3,000,000               37%

     Officers and
     Directors as a Group (one)        3,000,000               37%

----------
(1) The person named may be deemed to be a "parent" and "promoter" of Sterling Exploration, within the meaning of such terms under the Securities Act of 1933, as amended.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $0.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the company's directors. After this Offering is completed, the present stockholder will own 37% of the outstanding shares. (See "Principal Stockholders".)

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the company.

Our financial statements for the period from inception to the year ended June 30, 2006, have been audited by Ronald R. Chadwick, P.C. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing. The financial statements for the 9 months ended March 31, 2007, prepared by the company are also included in this prospectus.

The Law Office of Daniel C. Masters, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

Sterling Exploration Inc. was incorporated in Nevada on August 18, 2003 to engage in the business of acquisition, exploration and development of natural resource properties. At that time Lynn Wigen was named sole officer and director of the company and the Board of Directors voted to seek capital and begin development of our business plan. We received our initial funding of $27,000 through the sale of common stock to Ms. Wigen and 28 non-affiliated shareholders between September 2003 and January 2005.

                             DESCRIPTION OF BUSINESS

We are an exploration stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There is the likelihood of our mineral claim containing little or no economic mineralization. The Railway Prospect Property is comprised of 16 unpatented mining claim units covering 633 acres. If our claim does not contain any reserves all funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

GLOSSARY

Dike A long mass of minerals, usually an intrusion of igneous rocks, filling up rents or fissures in the original strata

Fault Planar rock fractures which show evidence of relative movement

Gabbro a dark, coarse-grained, intrusive igneous rock chemically equivalent to basalt. It is a plutonic rock, formed when molten magma is trapped beneath the Earth's surface and cools into a crystalline mass

Instrusive            A body of igneous rock that has crystallized from a molten magma below the surface of the Earth

Sedimentary Rock      Sedimentary rocks include common types such as chalk,
                      limestone, sandstone and shale. Four basic processes are involved in the formation of a sedimentary rock:
                      weathering (erosion) caused mainly by friction of waves, transportation where the sediment is carried along by a current, deposition and compaction where the sediment is squashed together to form a rock of this kind

Sill a tabular mass of igneous rock that has been intruded laterally between layers of older rock

GENERAL INFORMATION

The one property in our portfolio is the Railway Prospect property, consisting of 633 acres, included within 16 unpatented mining claim units. The claim was recorded on January 27, 2004. On January 20, 2005 Sterling Exploration purchased the property from Pilgrim Creek Mining Ltd. for $7,000.

The Railway Prospect property, centered at approximately 46(Degree)38' N latitude and 80(Degree)40' W longitude or 524401m E and 5164264m N (NAD83, Zone 17; NTS 41 l/10), is located in the lowermost corner of the southwest quadrant of Scadding Township, at the boundary with MacLennan Township to the west and Street township to the south. Access to the Property can be made by traveling along the now abandoned railway bed which can be accessed at various points via municipal roadways such as the Kukagami Lake Road; the railway "road" passes through the central portion of the mining claim. The Property is proximal to the Sudbury Mining Camp and the history of past mineral production in the region provides all manner of infrastructure necessary for the timely exploration and development of mineral properties.

The land is dominated by a cover of mixed wood forest that includes sugar maple, yellow birch, poplar, eastern hemlock, eastern white pine and red pine. The region is considered to have a humid, high cool temperate eco-climate. Average daily temperature range in the summer is from 53 to 73 degrees while in winter the average range is from 62 to 20 degrees. Average annual precipitation is 3 feet and snow cover is deepest in January and February, with an average depth of
1.3 feet.

The claim has had no known mineral exploration. We have not carried out any exploration work on the claim and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

There is not a plant or any equipment currently located on the property. It is expected that the initial exploration phase will be supported by generators. Water required for exploration and development of the claim is available in the area.

It is concluded by our geologist that the claims are prospective for the discovery of gold mineralization. He has recommended a two-phase surface exploration program to further examine the property.

The cost of the proposed program is $6,000 for the initial phase of exploration work and $10,000 for the second phase. We plan to commence Phase 1 of the exploration program in the summer of 2007.

The discussions contained herein are management's estimates based on information provided by the professional geologist who prepared the geology report for the project. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required.

ACQUISITION OF THE MINERAL CLAIM

The Railway Prospect property consists of 633 acres within 16 unpatented mining claim units. The claim was recorded on January 27, 2004. On January 20, 2005 Sterling Exploration purchased the property from Pilgrim Creek Mining Ltd. for $7,000.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

To satisfy government assessment regulations, and thus keep the claim in good standing, minimum eligible exploration expenses of $400 per claim unit (a total of $6,400 for the Railway prospect) must be incurred and filed with the Ministry of Northern Development and Mines on or before the second anniversary date of the claim, and on or before every anniversary date thereafter. The Railway prospect is in good standing until January 27, 2008.

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

The Railway Prospect property, centered at approximately 46(Degree)38' N latitude and 80(Degree)40' W longitude or 524401m E and 5164264m N (NAD83, Zone 17; NTS 41 l/10), is located in the lowermost corner of the southwest quadrant of Scadding Township, at the boundary with MacLennan Township to the west and Street township to the south.

Forestry, mining and tourism are the most important land uses in the region and a number of tourist camps and cottages are located in the area. Low-intensity farming, including subsidence crops and cattle and sheep grazing are scattered throughout the area.

Access to the Property can be made by traveling along the now abandoned railway bed which can be accessed at various points via municipal roadways such as the Kukagami Lake Road; the railway "road" passes through the central portion of the mining claim. The Property is proximal to the Sudbury Mining Camp and the history of past mineral production in the region provides all manner of infrastructure necessary for the timely exploration and development of mineral properties.

                          [MAP SHOWING THE CLAIM AREA]

                         [MAP SHOWING THE MINING CLAIM]



HISTORY

There have been numerous exploration programs in the general area and much of this work has been focused toward gold; particularly within the vicinity of contacts between Nipissing Gabbro intrusions and Huronian Supergroup sediments.

GEOLOGICAL SETTING

REGIONAL AND LOCAL GEOLOGY

Scadding township area is located within the Southern Geological Province of the Canadian Shield. This region is dominated by sedimentary rocks of the Huronian Supergroup and by the extensive Nipissing Gabbro intrusive suite. Palaeoproterozic (~2.48 Ga) mafic layered intrusions of the East Bull Lake suite are found in the region where they occur at or proximal to the base of the Huronian Supergroup; this suite includes the East Bull Lake, Shakespeare-Dunlop or Agnew Lake, River Valley and Street Township intrusions.

PROPERTY GEOLOGY

Outcrop exposure on the Railway Prospect property is limited to about 10-15% with some of the best exposure along the railway cuts; overburden consists mainly of sand-silt and organic and can be up to several metres thick. The claim overlies several rock types including Nipissing Gabbro, Sudbury Dyke Swarm, and Huronian Supergroup sediments (Bruce, Espanola and Serpent formations and Mississagi Formation); the Huronian sediments are folded. Nipissing Gabbro are intrusive into the Huronian sediments, and parallel (sills) and cross-cut (dikes) bedding planes. The youngest rocks in the area are the olivine-magnetite bearing Sudbury Dykes which are vertically dipping and cross-cut the aforementioned rock types; a large dike of this type follows along the railway line (Thomson 1961, Map 2009; Dressler, 1982, Map 2451).

Major structures in the area include a northwest-trending fault (un-named) which cuts through the claim, generally following the abandoned railway line; it is the geologist's experience that these northwest-trending faults are commonly associated with gold mineralization.

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in Canada and around the world for the sale of minerals. Therefore, we will likely be able to sell any minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in Ontario specifically.

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of Ontario. While we do not require any authorization to proceed with the initial two phases of the recommended exploration program, we will be required to obtain work permits from the Ontario Ministry of Northern Development and Mines for any subsequent drilling program and any other exploration work that results in a physical disturbance to the land if the program calls for the disturbance of more than 10,000 square meters of the property surface, or such areas that would total that amount when combined. A work permit is also required for the erection of structures on the property. There is no charge to obtain a work permit under the Mining Act.

When our exploration program proceeds to the drilling stage, we may be required to post small bonds if the rights of a private land owner may be affected. We anticipate that the cost of a bond for such a program would not exceed $5,000.

We may also be required to file statements of work with the Ministry of Northern Development and Mines. Such statements would be filed following the completion of the exploration and would cost approximately $500. The filing of statements of work would not have any impact on the timing or completion of our exploration program. We will also be required to undertake remediation work on any exploration that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

We will not incur any regulatory compliance costs in the first two phases of proposed exploration. The amount of these costs for subsequent exploration phases is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration programs. Because there is presently no information on the size, tenor, or quality of any minerals or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any of these applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employee is our officers, Lynn Wigen who currently devotes as much time as the board of directors determines is necessary to manage the affairs of the company. There is no formal employment agreement between the company and our current employee.

REPORTS TO SECURITIES HOLDERS

We will provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10K-SB annually and Form 10Q-SB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

Our current cash balance is $8,318. We believe our cash balance is sufficient to fund our level of operations until August 2007. If we experience a shortage of funds prior to funding we may utilize funds from our director, however she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We are an exploration stage company and have generated no revenue to date. We have sold $27,000 in equity securities to pay for our current operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of minerals. There is the possibility that our claim does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first phase of the exploration program on our claim consisting of geological mapping and sampling and geophysical survey. In addition to the $6,000 we anticipate spending for the first phase of the exploration program as outlined below, we anticipate spending an additional $5,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $11,000. If we experience a shortage of funds prior to funding we may utilize funds from our director, however she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

The following two phase exploration proposal and cost estimate is offered with the understanding that the second phase is contingent upon positive (encouraging) results being obtained from the first phase and are being able to raise the funds to pay for the second phase:

                               EXPLORATION PROGRAM
     PHASE 1                                                     $        US $
                                                               -----      ----
     Geological Review                                           500
     Geological Mapping and Sampling (GPS)                     3,500
     Report Writing/Consulting                                 1,500
     Operating Supplies                                          500
                                                    TOTAL      6,000      6,000
     PHASE 2
     Geophysical Survey (targets for drilling)                 7,000
     Follow up Mapping and Sampling                            1,000
     Report Writing/Consulting                                 1,500
     Operating Supplies                                          500
                                                    TOTAL     10,000     10,000

                                                    TOTAL                16,000

We plan to commence Phase 1 of the exploration program on the claim in the summer of 2007. We expect this phase to take 7 days to complete and an additional one to two months for the geologist to receive the results from the assay lab and prepare his report.

The above program costs are management's estimates based upon the recommendations of the professional geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following phase one of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with phase two of our exploration program. The estimated this program will take approximately 14 days to complete and an additional one to two months for the geologist to receive the results from the assay lab and prepare his report. Subject to the results of phase 1 and the receipt of additional funds, of which there is no guarantee, we anticipate commencing the second phase of our exploration program in fall 2007.

We have a verbal agreement with Scott Jobin-Bevans, the professional geologist who prepared the geology report on the Railway Prospect property, to retain his services for our planned exploration program. We will require additional funding to proceed with any subsequent work on the claim; we have no current plans on how to raise the additional funding. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with any work after the first phase of the exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We have no assurance that future financing will materialize. If that financing is not available to us for extraction if our exploration program is successful we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

Our current cash balance is $8,318. If the first phase of our exploration program is successful in identifying mineral deposits we will attempt to raise the necessary funds to proceed with the second phase and any subsequent drilling and extraction. The sources of funding we may consider to fund this work include a second offering, a private placement of our securities or loans from our director or others.

Our director has agreed to advance funds to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon our exploration program and there are no remaining funds in the company. While she has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $3,000 through the sale of common stock to our director in October, 2004 (3,000,000 shares at $0.001 for $3,000). From the period of September, 2003 through October, 2003 we offered and sold to 7 non-affiliated investors 3,500,000 shares at $0.001 for $3,500. In October 2004 we offered and sold 1,050,000 common stock shares at $0.01 per share to 7 non-affiliated private investors for proceeds of $10,500. In December 2004 we offered and sold 450,000 common stock shares at $0.01 per share to 3 non-affiliated private investors for proceeds of $4,500. In January 2005 we offered and sold 55,000 common stock shares at $0.10 per share to 11 non-affiliated private investors for proceeds of $5,500.

From inception until the date of this filing we have had no operating activities. Our financial statements from inception (August 18, 2003) through the period ended March 31, 2007 report no revenues and a net loss of $18,682.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

EXPLORATION STAGE COMPANY

The Company complies with the Financial Accounting Standards Board Statement No. 7, its characterization of the Company as an exploration stage enterprise.

MINERAL INTERESTS

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties. The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at March 31, 2007, any potential costs relating to the retirement of the Company's mineral property interest has not yet been determined.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

ENVIRONMENTAL COSTS

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

INCOME TAXES

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At March 31, 2007 a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

BASIC AND DILUTED LOSS PER SHARE

The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

STOCK-BASED COMPENSATION

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No. 123R for the quarter beginning December 1, 2005. The Company did not record any compensation expense in the fourth quarter of 2006 because there were no stock options outstanding prior to the adoption or at March 31, 2007.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for

Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently utilizing space at the residence of our president at 388 Drake Street, Suite 2703, Vancouver, BC Canada. We believe the current premises are sufficient for our needs at this time.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October 2004, a total of 3,000,000 shares of Common Stock were issued to Lynn Wigen in exchange for $3,000 US, or $0.001 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by the officers and directors of the Company. (See "Principal Stockholders".)

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Sterling Exploration Inc., and, anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus we have 28 shareholders of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     - contains a toll-free telephone number for inquiries on disciplinary actions;
     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

                             EXECUTIVE COMPENSATION

Our current officer receives no compensation. The current Board of Directors is comprised of Lynn Wigen.

                           Summary Compensation Table

                                                 Other
Name &                                           Annual      Restricted                           All Other
Principal                                       Compen-        Stock        Options      LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)     Awards($)     SARs(#)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------     ---------     -------   ----------  ---------
L. Wigen         2006       -0-         -0-        -0-           -0-          -0-         -0-         -0-
President        2005       -0-         -0-        -0-           -0-          -0-         -0-         -0-
                 2004       -0-         -0-        -0-           -0-          -0-         -0-         -0-

There are no current employment agreements between the company and its executive officer.

In October 2004, a total of 3,000,000 shares of Common Stock were issued to Lynn Wigen in exchange for $3,000 US, or $0.001 per share.

The terms of these stock issuances were as fair to the company, in the opinion of the board of directors, as could have been made with an unaffiliated third party.

Lynn Wigen currently devotes approximately 5-7 hours per week to manage the affairs of the company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The financial statements of Sterling Exploration Inc. for the years ended June 30, 2006, 2005 and 2004, and related notes, included in this prospectus have been audited by Ronald R. Chadwick, P.C., Chartered Accountants, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

The financial statements of Sterling Exploration Inc. for the period ended March 31, 2007, and related notes, prepared by the company and included in this prospectus have been reviewed by Ronald R. Chadwick, P.C., Chartered Accountants.

      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

                            STERLING EXPLORATION INC.

                              FINANCIAL STATEMENTS

                                  June 30, 2006

                                  June 30, 2005

                                  June 30, 2004

                            RONALD R. CHADWICK, P.C.
                          Certified Public Accountant
                       2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                            Telephone (303)306-1967
                               Fax (303)306-1944


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Sterling Exploration, Inc.
Vancouver, British Columbia

I have audited the accompanying balance sheets of Sterling Exploration, Inc. as of June 30, 2004, 2005 and 2006 and the related statements of operations, stockholders' equity and cash flows for the years then ended, and for the period from August 18, 2003 (inception) through June 30, 2006. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sterling Exploration, Inc. as of June 30, 2004, 2005 and 2006 and the results of its operations and its cash flows for the years then ended, and for the period from August 18, 2003 (inception) through June 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Aurora, Colorado                           /s/ Ronald R. Chadwick, P.C.
February 5, 2007                           ---------------------------------
                                           RONALD R. CHADWICK, P.C.

STERLING EXPLORATION INC.
Balance Sheets
(An Exploration Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                June 30         June 30         June 30
                                                                  2006            2005            2004
                                                                --------        --------        --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                          $ 11,800        $ 19,373        $ 10,920
                                                                --------        --------        --------

TOTAL ASSTS                                                     $ 11,800        $ 19,373        $ 10,920
                                                                ========        ========        ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
  Accounts payable and accrued liabilities                      $     --        $     --        $     --
  Loans from related parties                                          --              --           7,500
                                                                --------        --------        --------

      TOTAL CURRENT LIABILITIES                                       --              --           7,500
                                                                --------        --------        --------

STOCKHOLDERS' EQUITY
  Capital stock
   Authorized 75,000,000 ordinary voting shares
    at $0.001 per share
   Issued and outstanding:
    8,055,000 common shares at par  value                          8,055           8,055           3,500
   Additional paid in capital                                     18,945          18,945              --
                                                                --------        --------        --------
                                                                  27,000          27,000           3,500
  Deficit accumulated during the exploration stage               (15,200)         (7,627)            (80)
                                                                --------        --------        --------

TOTAL STOCKHOLDERS' EQUITY                                        11,800          19,373           3,420
                                                                --------        --------        --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 11,800        $ 19,373        $ 10,920
                                                                ========        ========        ========


Approved on behalf of the board

_______________________________, Director

_______________________________, Director

STERLING EXPLORATION INC.
Statements of Income (Loss)
(An Exploration Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                             Accumulated
                                                From                                                From
                                              Inception                                         Inception
                                               Date of                                            Date of
                                              August 18          Year             Year           August 18
                                               2003 to           Ended            Ended           2003 to
                                               June 30          June 30          June 30          June 30
                                                 2006             2006             2005             2004
                                              ----------       ----------       ----------       ----------
GENERAL AND ADMINISTRATIVE EXPENSES
  Bank charges and interest                   $      263       $       73       $      112       $       78
  Mineral properties                              14,500            7,500            7,000
  Office expenses                                    437               --              435                2
                                              ----------       ----------       ----------       ----------
Total general and administrative expenses         15,200            7,573            7,547               80
                                              ----------       ----------       ----------       ----------

Net loss                                         (15,200)          (7,573)          (7,547)             (80)
                                              ==========       ==========       ==========       ==========

EARNINGS PER SHARE - BASIC AND DILUTED                         $    (0.00)      $    (0.00)      $    (0.00)
                                                               ==========       ==========       ==========

WEIGHTED AVERAGE OUTSTANDING SHARES                             8,055,000        6,736,667        3,229,167
                                                               ==========       ==========       ==========

STERLING EXPLORATION INC.
Statement of Stockholders' Equity
From the Inception Date of August 18, 2003 to June 30, 2006
(An Exploration Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                                                 Deficit
                                                                                               Accumulated      Total
                               Price      Number of                  Additional      Total     During the       Stock-
                                Per        Common            Par      Paid-in       Capital    Exploration      holders'
                               Share       Shares           Value     Capital        Stock        Stage         Equity
                               -----       ------           -----     -------        -----        -----         ------
Balance, August 18, 2003                         --     $     --     $     --      $     --     $      --      $     --
September 5, 2003
  Subscribed for cash          $0.001     2,000,000        2,000           --         2,000            --         2,000
October 30, 2003
  Subscribed for cash          $0.001     1,500,000        1,500           --         1,500                       1,500
Comprehensive loss for the
 period ended June 30, 2004                                                                           (80)          (80)
                                        -----------     --------     --------      --------     ---------      --------
Balance, June 30, 2004                    3,500,000        3,500           --         3,500           (80)        3,420

October 1, 2004
  Subscribed for cash          $0.001     3,000,000        3,000           --         3,000                       3,000
October 27, 2004
  Subscribed for cash          $0.01      1,050,000        1,050        9,450        10,500                      10,500
December 7, 2004
  Subscribed for cash          $0.01        450,000          450        4,050         4,500                       4,500
January 10, 2005
  Subscribed for cash          $0.1          15,000           15        1,485         1,500                       1,500
January 27, 2005
  Subscribed for cash          $0.1          40,000           40        3,960         4,000                       4,000
Comprehensive loss for the
 year ended June 30, 2005                                                                          (7,547)       (7,547)
                                        -----------     --------     --------      --------     ---------      --------
Balance, June 30, 2005                    8,055,000        8,055       18,945        27,000        (7,627)       19,373

Comprehensive loss for the
 year ended June 30, 2006                                                                          (7,573)       (7,573)
                                        -----------     --------     --------      --------     ---------      --------
Balance, June 30, 2006                    8,055,000     $  8,055     $ 18,945      $ 27,000     $ (15,200)     $ 11,800
                                        ===========     ========     ========      ========     =========      ========

STERLING EXPLORATION INC.
Statements of Cash Flows
(An Exploration Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                      Accumulated
                                                         From                                        From
                                                       Inception                                  Inception
                                                        Date of                                     Date of
                                                       August 18       Year           Year         August 18
                                                        2003 to        Ended          Ended         2003 to
                                                        June 30       June 30        June 30        June 30
                                                          2006          2006           2005           2004
                                                        --------      --------       --------       --------

CASH DERIVED FROM (USED FOR) OPERATING ACTIVITIES
  Net loss for the period                               $(15,200)     $ (7,573)      $ (7,547)      $    (80)
  Adjustments to reconcile net loss to net cash
   Provided by (used in) operating activities
  Changes in operating assets and liabilities
    Accounts payable                                          --            --             --             --
                                                        --------      --------       --------       --------

          Net cash (used in) operating activities        (15,200)       (7,573)        (7,547)           (80)
                                                        --------      --------       --------       --------

FINANCING ACTIVITIES
  Loans from related parties                                  --            --         (7,500)         7,500
  Shares subscribed for cash                              27,000            --         23,500          3,500
                                                        --------      --------       --------       --------

          Net cash provided by financing activities       27,000            --         16,000         11,000
                                                        --------      --------       --------       --------

INVESTING ACTIVITIES
  Net cash used for investing activities                      --            --             --             --
                                                        --------      --------       --------       --------

Cash increase during the period                           11,800        (7,573)         8,453         10,920

Cash beginning of the period                                  --        19,373         10,920             --
                                                        --------      --------       --------       --------

Cash end of the period                                  $ 11,800      $ 11,800       $ 19,373       $ 10,920
                                                        ========      ========       ========       ========

STERLING EXPLORATION INC.
Notes to Financial Statements
June 30, 2006, 2005 and 2004
(An Exploration Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

Note 1. ORGANIZATION AND NATURE OF BUSINESS

     Sterling Exploration Inc. ("the Company") was incorporated under the laws of State of Nevada, U.S. on August 18, 2003, with an authorized capital of 75,000,000 ordinary voting shares of $0.001 par value. The Company's year end is June 30. The Company is in the business of mineral property exploration. The Company is considered to be an exploration stage company and has not generated any revenues from operations.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of June 30, 2006, the Company has not yet achieved profitable operations and has accumulated a deficit of $15,200. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Management believes that the Company has adequate funds to carry on operations for the upcoming fiscal year.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

     The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

     ORGANIZATIONAL AND START-UP COSTS

     Costs of start-up activities, including organizational costs, are expensed as incurred.

     EXPLORATION STAGE COMPANY

     The Company is in the exploration stage. Since its formation, the Company has not yet realized any revenues from its planned operations. The Company is in the business of mineral property exploration.

STERLING EXPLORATION INC.
Notes to Financial Statements
June 30, 2006, 2005 and 2004
(An Exploration Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     FINANCIAL INSTRUMENTS

     The fair value of the Company's financial instruments, consisting of cash, and accounts payable and accrued liabilities approximate their carrying value based upon the immediate or short-term maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

     INCOME TAXES

     The Company has adopted Statements of Financial Accounting Standards ("SFAS") No. 109 - "Accounting for Income Taxes". SFAS No. 109 requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     FOREIGN CURRENCY TRANSLATION

     The  financial  statements  are  presented  in United  States  dollars.  In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

     LOSS PER SHARE

     In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At June 30, 2006, the Company had no dilutive stock equivalents, accordingly diluted loss per share has not been presented.

STERLING EXPLORATION INC.
Notes to Financial Statements
June 30, 2006, 2005 and 2004
(An Exploration Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     STOCK-BASED COMPENSATION

     The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18 ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

     The Company has also adopted the provisions of the Financial Accounting Standards Board ("FASB") Interpretation No.11, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of Accounting Principals Board ("APB") Opinion No. 25 ("FIN 11"), which provides guidance as to certain applications of APB 25.

     The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2001, the FASB issued SFAS No. 123R, Share-Based Payment. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact of the adoption of this standard on the Company's reported financial position or results of operations.

     In March 2005, the SEC staff issued Staff Accounting Bulletin ("SAB") No. 107, Share-Based Payment, to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB No. 107 during the implementation of SFAS No. 123R.

STERLING EXPLORATION INC.
Notes to Financial Statements
June 30, 2006, 2005 and 2004
(An Exploration Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     In May 2005, the FASB issued SFAS No. 151, Accounting for Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3. Under the provisions of SFAS No. 151, a voluntary change in accounting principle requires retrospective application to prior period financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. A change in depreciation, amortization, or depletion method for long-lived, non-financial assets must be accounted for as a change in accounting estimate affected by a change in accounting principle. The guidance contained in APB No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate was not changed. The Company will implement this new standard beginning January 1, 2006. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

     Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statement at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Note 3. EARNINGS PER SHARE

     The following is a reconciliation of the number of shares used in the calculation of basic earnings per share and diluted earnings per share for the years ended June 30, 2006, 2005, and 2004.

                                                           2006                2005                2004
                                                       -----------         -----------         -----------
     Net loss for the period                           $    (7,573)        $    (7,547)        $       (80)
                                                       -----------         -----------         -----------

     Weighted-average number of common shares            8,055,000           6,736,667           3,229,167
     Effect of dilutive securities                              --                  --                  --
                                                       -----------         -----------         -----------
     Dilutive potential common shares                    8,055,000           6,736,667           3,229,167
                                                       -----------         -----------         -----------

     Net earnings per share - Basic and Diluted        $     (0.00)        $     (0.00)        $     (0.00)
                                                       ===========         ===========         ===========

Note 4. PENSION AND EMPLOYMENT LIABILITIES

     The Company does not have any liabilities as at June 30, 2006, for pension, post-employment benefits or post-retirement benefits. The Company does not have a pension plan.

STERLING EXPLORATION INC.
Notes to Financial Statements
June 30, 2006, 2005 and 2004
(An Exploration Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

Note 5. INCOME TAXES

     The Company has losses carried forward to future years of $15,200 at June 30, 2006. There are no current or deferred tax expenses for the period ended June 30, 2006, due to the Company's loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carry forward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities on the accompanying consolidated balance sheets is a result of the following:

                                             2006          2005          2004
                                            ------        ------        ------
     Deferred tax assets                    (3,029)       (3,019)          (32)
     Valuation allowance                     3,029         3,019            32
                                            ------        ------        ------
     Net deferred tax assets                    --            --            --
                                            ======        ======        ======

     Reconciliation between the statutory federal income tax rate and the effective income rate of income tax expense for the years ended June 30, 2006, 2005, and 2004 are as follows:

                                             2006          2005          2004
                                            ------        ------        ------
     Statutory federal income tax rate         -40%          -40%          -40%
     Valuation allowance                        40%           40%           40%
                                            ------        ------        ------
     Effective income tax rate                   0%            0%            0%
                                            ======        ======        ======

Note 6. MINERAL PROPERTY PURCHASE AGREEMENT

     On January 20, 2005, the Company entered into a mineral property purchase agreement with Pilgrim Creek Mining Ltd. to acquire a 100% interest in one mineral claim located in the Scadding Township, Sudbury Mining Division, Ontario for total consideration of $7,000.

     During the year ended June 30, 2006, exploration cost of $7,500 was incurred for the mineral property.

STERLING EXPLORATION INC.
Notes to Financial Statements
June 30, 2006, 2005 and 2004
(An Exploration Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

Note 7. COMMON STOCK

     During the year ended June 30, 2004, the Company issued 3,500,000 shares of common stock at a price of $0.001 per share for total proceeds of $3,500.

     On October 1 2004, the Company issued 3,000,000 shares of common stock at a price of $0.001 per share for total proceeds of $3,000.

     On October 27, 2004, the Company issued 1,050,000 shares of common stock at a price of $0.01 per share for total proceeds of $10,500.

     On December 7, 2004, the Company issued 150,000 shares of common stock at a price of $0.01 per share for total proceeds of $1,500.

     In January 2005, the Company issued 55,000 shares of common stock at a price of $0.1 per share for total proceeds of $5,500.

     COMMON SHARES

     The common shares of the Company are all of the same class, are voting and entitle stockholders to receive dividends. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.

     ADDITIONAL PAID-IN CAPITAL

     The excess of proceeds received for shares of common stock over their par value of $0.001, less share issue costs, is credited to additional paid-in capital.

                            STERLING EXPLORATION INC.

                              FINANCIAL STATEMENTS

                                 March 31, 2007

                                   (UNAUDITED)

STERLING EXPLORATION INC.
Balance Sheets
(A Development Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                            March 31         June 30
                                                                              2007             2006
                                                                            --------         --------
                                                                          (Unaudited)        (Audited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                                      $  8,318         $ 11,800
                                                                            --------         --------

TOTAL ASSTS                                                                 $  8,318         $ 11,800
                                                                            ========         ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                                  $     --         $     --
                                                                            --------         --------

      TOTAL CURRENT LIABILITIES                                                   --               --
                                                                            --------         --------

STOCKHOLDERS' EQUITY
  Capital stock
    Authorized 75,000,000 ordinary voting shares at $0.001 per share
    Issued and outstanding:
     8,055,000 common shares at par  value                                     8,055            8,055
  Additional paid in capital                                                  18,945           18,945
                                                                            --------         --------
                                                                              27,000           27,000
  Retained earnings (deficit)                                                (18,682)         (15,200)
                                                                            --------         --------

TOTAL STOCKHOLDERS' EQUITY                                                     8,318           11,800
                                                                            --------         --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $  8,318         $ 11,800
                                                                            ========         ========


Approved on behalf of the board

_______________________________, Director

_______________________________, Director

STERLING EXPLORATION INC.
Statements of Income
(A Development Stage Company)
(Expressed in US Dollars)
(Unaudited)
--------------------------------------------------------------------------------

                                             Accumulated
                                               From
                                             Inception
                                              Date of          Nine            Nine            Three          Three
                                            September 2,       Months          Months          Months         Months
                                               2001 to         Ended           Ended           Ended          Ended
                                              March 31,       March 31,       March 31,       March 31,      March 31,
                                                2007            2007            2006            2007           2006
                                             ----------      ----------      ----------      ----------     ----------
GENERAL AND ADMINISTRATIVE EXPENSES
  Bank charges and interest                  $      345      $       82      $       54      $       44     $       16
  Professional fees                               3,295           3,295              --              --             --
  Mineral properties                             14,500              --              --              --             --
  Office expenses                                   542             105              --             105             --
                                             ----------      ----------      ----------      ----------     ----------

Total general and administrative expenses        18,682           3,482              54             149             16
                                             ----------      ----------      ----------      ----------     ----------

Net loss                                     $  (18,682)     $   (3,482)     $      (54)     $     (149)    $      (16)
                                             ==========      ==========      ==========      ==========     ==========

EARNINGS PER SHARE - BASIC AND DILUTED                       $    (0.00)     $    (0.00)     $    (0.00)    $    (0.00)
                                                             ==========      ==========      ==========     ==========

WEIGHTED AVERAGE OUTSTANDING SHARES                           8,055,000       8,055,000       8,055,000      8,055,000
                                                             ==========      ==========      ==========     ==========

STERLING EXPLORATION INC.
Statement of Stockholders' Equity
(A Development Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                                                     Deficit
                                                                                                   Accumulated      Total
                                   Price      Number of                  Additional      Total     During the       Stock-
                                    Per        Common            Par      Paid-in       Capital    Exploration      holders'
                                   Share       Shares           Value     Capital        Stock        Stage         Equity
                                   -----       ------           -----     -------        -----        -----         ------
September 5, 2003
  Subscribed for cash              $0.001     2,000,000     $  2,000     $     --      $  2,000     $      --      $  2,000
October 30, 2003
  Subscribed for cash              $0.001     1,500,000        1,500           --         1,500                       1,500
Comprehensive loss for the
 period ended June 30, 2004                                                                               (80)          (80)
                                            -----------     --------     --------      --------     ---------      --------
Balance, June 30, 2004 (Audited)              3,500,000        3,500           --         3,500           (80)        3,420

October 4, 2004
  Subscribed for cash              $0.001     3,000,000        3,000           --         3,000                       3,000
October 27, 2004
  Subscribed for cash              $0.01      1,050,000        1,050        9,450        10,500                      10,500
December 7, 2004
  Subscribed for cash              $0.01        450,000          450        4,050         4,500                       4,500
January 10, 2005
  Subscribed for cash              $0.1          15,000           15        1,485         1,500                       1,500
January 27, 2005
  Subscribed for cash              $0.1          40,000           40        3,960         4,000                       4,000
Net loss                                                                                               (7,547)       (7,547)
                                            -----------     --------     --------      --------     ---------      --------
Balance, June 30, 2005 (Audited)              8,055,000        8,055       18,945        27,000        (7,627)       19,373

Net loss                                                                                               (7,573)       (7,573)
                                            -----------     --------     --------      --------     ---------      --------
Balance, June 30, 2006 (Audited)              8,055,000     $  8,055     $ 18,945      $ 27,000     $ (15,200)     $ 11,800
                                            -----------     --------     --------      --------     ---------      --------

Net loss                                                                                               (3,482)       (3,482)
                                            -----------     --------     --------      --------     ---------      --------

Balance, March 31, 2007 (Unaudited)           8,055,000     $  8,055     $ 18,945      $ 27,000     $ (18,682)     $  8,318
                                            ===========     ========     ========      ========     =========      ========

STERLING EXPLORATION INC.
Statements of Cash Flows
(A Development Stage Company)
(Expressed in US Dollars)
(Unaudited)
--------------------------------------------------------------------------------

                                                      Accumulated
                                                         From
                                                       Inception
                                                        Date of         Nine           Nine           Three         Three
                                                      September 2,      Months         Months         Months        Months
                                                         2001 to        Ended          Ended          Ended         Ended
                                                        March 31,      March 31,      March 31,      March 31,     March 31,
                                                          2007           2007           2006           2007          2006
                                                        --------       --------       --------       --------      --------
CASH DERIVED FROM (USED FOR) OPERATING ACTIVITIES
  Net loss for the period                               $(18,682)      $ (3,482)      $    (54)      $   (149)     $    (16)
  Adjustments to reconcile net loss to net cash
   Provided by (used in) operating activities
  Changes in operating assets and liabilities
    Accounts payable                                          --             --             --             --            --
                                                        --------       --------       --------       --------      --------

          Net cash (used in) operating activities        (18,682)        (3,482)           (54)          (149)         (156
                                                        --------       --------       --------       --------      --------

FINANCING ACTIVITIES
  Shares subscribed for cash                              27,000             --             --             --            --
                                                        --------       --------       --------       --------      --------

          Net cash provided by financing activities       27,000             --             --             --            --
                                                        --------       --------       --------       --------      --------

INVESTING ACTIVITIES
  Net cash used for investing activities                      --             --             --             --            --
                                                        --------       --------       --------       --------      --------

Cash increase during the period                            8,318         (3,482)           (54)          (149)          (16)

Cash beginning of the period                                  --         11,800         19,373          8,467        19,335
                                                        --------       --------       --------       --------      --------

Cash end of the period                                  $  8,318       $  8,318       $ 19,319       $  8,318      $ 19,319
                                                        ========       ========       ========       ========      ========

STERLING EXPLORATION INC.
Notes to Financial Statements
March 31, 2007
(A Development Stage Company)
(Expressed in US Dollars)
(Unaudited)
--------------------------------------------------------------------------------

1. NATURE AND CONTINUANCE OF OPERATIONS

     Sterling Exploration Inc. ("the Company") was incorporated under the laws of State of Nevada, U.S. on August 18, 2003, with an authorized capital of 75,000,000 common shares with a par value of $0.001. The Company's year end is the end of June. The Company is in the exploration stage of its resource business. During the period ended December 31, 2006 the Company commenced operations by issuing shares and acquiring a mineral property located in the Province of Ontario, Canada. The Company has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

     These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $18,682 as at March 31, 2007 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

     UNAUDITED INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited interim financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They may not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the year ended June 30, 2006 included in the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form SB-2. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal and recurring adjustments have been made. Operating results for the nine months ended March 31, 2007 are not necessarily indicative of the results that may be expected for the year ending June 30, 2007.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

     EXPLORATION STAGE COMPANY

     The  Company  complies  with  the  Financial   Accounting  Standards  Board
     Statement No. 7, its characterization of the Company as an exploration stage enterprise.

STERLING EXPLORATION INC.
Notes to Financial Statements
March 31, 2007
(A Development Stage Company)
(Expressed in US Dollars)
(Unaudited)
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     MINERAL INTERESTS

     Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties. The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at March 31, 2007, any potential costs relating to the retirement of the Company's mineral property interest has not yet been determined.

     USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

     ENVIRONMENTAL COSTS

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

     INCOME TAXES

     The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     At March 31, 2007 a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

     BASIC AND DILUTED LOSS PER SHARE

     The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

     The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

STERLING EXPLORATION INC.
Notes to Financial Statements
March 31, 2007
(A Development Stage Company)
(Expressed in US Dollars)
(Unaudited)
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     STOCK-BASED COMPENSATION

     In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.

     The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No. 123R for the quarter beginning December 1, 2005. The Company did not record any compensation expense in the third quarter of 2007 because there were no stock options outstanding prior to the adoption or at March 31, 2007.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

     In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

STERLING EXPLORATION INC.
Notes to Financial Statements
March 31, 2007
(A Development Stage Company)
(Expressed in US Dollars)
(Unaudited)
--------------------------------------------------------------------------------

3. MINERAL INTERESTS

     On January 20, 2005, the Company entered into a mineral property purchase agreement to acquire a 100% interest in one mineral claim located in one mineral claim located in the Scadding Township, Sudbury Mining Division, Ontario for total consideration of $7,000.

     The mineral interest is held in trust for the Company by the vendor of the property. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder.

     During the year ended June 30, 2006, exploration cost of $7,500 was incurred for the mineral property.

4. COMMON STOCK

     The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

     During the period ended June 30, 2005, the Company issued 8,055,000 shares of common stock for total cash proceeds of $27,000. At March 31, 2007 and 2006 there were no outstanding stock options or warrants.

5. INCOME TAXES

     As of March 31, 2007, the Company had net operating loss carry forwards of approximately $18,682 that may be available to reduce future years' taxable income through 2027. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sterling Exploration Inc.'s By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Sterling Exploration, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

     1. We received our initial funding of $6,500 through the sale of common stock to our director in October, 2004 (3,000,000 shares at $0.001 for $3,000).

     2. From the period of September, 2003 through October, 2003 we offered and sold to 7 non-affiliated investors 3,500,000 shares at $.001 for $3,500.

     3. In October 2004 we offered and sold 1,050,000 common stock shares at $0.01 per share to 7 non-affiliated private investors for proceeds of $10,500.

     4. In December 2004 we offered and sold 450,000 common stock shares at $0.01 per share to 3 non-affiliated private investors for proceeds of $4,500.

     5. In January 2005 we offered and sold 55,000 common stock shares at $0.10 per share to 11 non-affiliated private investors for proceeds of $5,500.

The company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were either business acquaintances, family members, or friends of, or personally known to, our officer and director. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Exchange Act of 1933, as amended. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933, all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act. Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

                                    EXHIBITS

     Exhibit 3.1       Articles of Incorporation
     Exhibit 3.2       Bylaws
     Exhibit 5         Opinion re: Legality
     Exhibit 10        Mineral Property Purchase Agreement
     Exhibit 23.1      Consent of counsel (Included in Exhibit 5)
     Exhibit 23.2      Consent of independent auditor

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and

     (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

7. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting methods used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Vancouver, BC, Canada, on July 10, 2007.

                                    Sterling Exploration Inc.


                                        /s/ Lynn Wigen
                                        ----------------------------------------
                                    By: Lynn Wigen
                                        (Principal Executive Officer & Director)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.


/s/ Lynn Wigen                                                     July 10, 2007
-------------------------------------                              -------------
Lynn Wigen, President & Director                                       Date
(Principal Executive Officer, Principal Financial Officer,
Principal Accounting Officer)